John Hancock Funds II

                                POWER OF ATTORNEY

     I do hereby constitute and appoint George Boyd, John J. Danello, Thomas Kinzler, Betsy Anne Seel, Gordon M. Shone, Bruce Speca, John Vrysen, or any one of them, my true and lawful attorneys to execute registration statements to be filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "1933 Act") and/or the Investment Company Act of 1940, as amended (the "1940 Act"), and to do any and all acts and things and to execute any and all instruments for me and in my name in the capacities indicated below, which said attorneys, or any of them, may deem necessary or advisable to enable John Hancock Funds II (the "Trust") to comply with the 1933 Act and the 1940 Act, and any rules, regulations and requirements of the SEC, in connection with such registration statements, including specifically, but without limitation, power and authority to sign for me in the capacity indicated below, the Trust's registration statement on Form N-14 relating to the portfolio combination listed below and any amendments (including post-effective amendments) thereto; and I do hereby ratify and confirm all that the said attorneys, or any of them, shall do or cause to be done by virtue of this power of attorney.

Portfolio Combinations
----------------------

   John Hancock Allocation Core Fund, a series of John Hancock Capital Series, into Lifestyle Balanced Portfolio, a series of the Trust

            John Hancock Allocation Growth & Value Fund, a series of
                        John Hancock Capital Series into
                Lifestyle Growth Portfolio, a series of the Trust






Name                      Signature                       Title          Date


Charles L. Bardelis       /s/ Charles L. Bardelis         Trustee        *

James R. Boyle            /s/James R. Boyle               Trustee        *

Peter S. Burgess          /s/Peter S. Burgess             Trustee        *

Elizabeth G. Cook         /s/Elizabeth G. Cook            Trustee        *

Hassell H. McClellan      /s/Hassell H. McClellan         Trustee        *

James M. Oates            /s/James M. Oates               Trustee        *



*June 29, 2007